EXHIBIT 99.1


ROBERT J. WHITE (S.B. 054797)
SUZZANNE UHLAND (S.B. 136852)
KAREN RINEHART (S.B. 185996)
AUSTIN K. BARRON (S.B. 204452)
O'MELVENY & MYERS LLP
400 South Hope Street
Los Angeles, CA  90071-2899
Telephone: (213) 430-6000
Facsimile: (213) 430-6407

Attorneys for At Home Liquidating Trust, successor to At Home Corporation, ET AL.,
Debtors and Debtors in Possession




                       UNITED STATES BANKRUPTCY COURT FOR
                       THE NORTHERN DISTRICT OF CALIFORNIA
                             SAN FRANCISCO DIVISION

In re                                        Case No. 01-32495-TC

AT HOME CORPORATION,                         Chapter 11
a Delaware corporation, ET AL.,
                                             (Jointly Administered)
                       Debtors.
                                             Hearing
                                             -------

                                             Date:   October 18, 2002
                                             Time:  10:00 a.m.
                                             Place:  Courtroom 23
                                                     235 Pine Street, 23rd Floor
                                                     San Francisco, CA



                       ORDER SETTING PLAN EFFECTIVE DATE.

                  Upon the Status Conference held on October 18, 2002 at 10:00 a.m., the motions filed pertaining thereto and heard concurrently, the Court finds and orders as follows:

                  NOW, THEREFORE, based upon all of the evidence proffered or adduced; the memoranda and objections filed in connection therewith; and upon the entire record of these cases; and after due deliberation thereon; and good cause appearing therefor;

                  IT IS HEREBY FOUND, CONCLUDED AND DECLARED THAT:

         A. The Court has jurisdiction over this matter and over the property of the Debtors and their respective bankruptcy estates pursuant to 28 U.S.C. ss.ss. 157(a) and 1334;

         B. This is a core proceeding pursuant to 28 U.S.C. ss. 157(b)(2). Venue of these chapter 11 cases and the Motions in this district is proper under 28 U.S.C. ss.ss. 1408 and 1409.

                  IT IS THEREFORE ORDERED, ADJUDGED AND DECREED THAT:

         1. The Debtors' Joint Chapter 11 Plan of Liquidation (the "Plan")(1) Effective Date is found and determined to be September 30, 2002 at 11:59 p.m.



--------

(1) Terms used but not defined herein shall have the meanings given to such terms in the Plan.

Dated: OCT 22, 2002

                                               /s/  Thomas E. Carlson
                                               ---------------------------------
                                               Honorable Thomas E. Carlson
                                               UNITED STATES BANKRUPTCY JUDGE



Respectfully presented by:

O'MELVENY & MYERS LLP



By /s/ Suzzanne Uhland
   ----------------------------------------
     Suzzanne Uhland
     Attorneys for At Home Liquidating Trust,
     successor to At Home Corporation, et al.,
     Debtors and Debtors in Possession






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